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                                                                     EXHIBIT 5.1








                                January 18, 1999



Board of Trustees
Innkeepers USA Trust
306 Royal Poinciana Way
Palm Beach, Florida  33480

                       REGISTRATION STATEMENT ON FORM S-3
                             3,000,000 COMMON SHARES

Gentlemen:

         We are acting as counsel for Innkeepers USA Trust (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 3,000,000 shares of beneficial interest, $.01 par value (the "Shares"), issuable pursuant to the Company's Dividend Reinvestment and Share Purchase Plan (the "Plan"). The Shares and the Plan are described in the Registration Statement on Form S-3 of the Company (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on January 19, 1999. In connection with the filing of the Registration Statement you have requested our opinion concerning certain trust matters.

         In connection with rendering this opinion, we have examined the Declaration of Trust of the Company, as amended and restated, the Bylaws of the Company, such minutes and records of the Company and such other records and documents as we considered necessary. For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as original, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals and (iii) genuineness of all signatures. As to factual matters, we have relied upon certificates of public officials and upon certificates of officers of the Company.

         Based on the foregoing, we are of the opinion that:

         1. The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland.


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Board of Trustees
January 18, 1998
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         2. The issuance of the Shares has been duly authorized and, when the
Shares have been issued and sold as described in the Registration Statement and the Company has received full payment therefor, will be legally issued, fully paid and nonassessable.

         We do not purport to express an opinion on any laws other than those of the State of Maryland. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     HUNTON & WILLIAMS